As filed with the Securities and Exchange Commission on January 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Veea Inc.

(Exact name of registrant as specified in charter)

Delaware	98-1577353
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

164 E. 83rd Street New York, NY	10028
(Address of Principal Executive Offices)	(Zip Code)

2024 Incentive Equity Plan
(Full Title of the Plan)

Allen Salmasi, Chief Executive Officer
164 E. 83rd Street

New York, NY 10028

(Name and Address of Agent For Service)

(212) 535-6050

Telephone Number, Including Area Code of Agent For Service.

Copies to:
Stuart Neuhauser, Esq.
Jonathan Deblinger, Esq.
Ellenoff Grossman & Schole LLP
1345 6th Ave
New York, NY 10105
Tel: (212) 370-1300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Pursuant to the Note to Part I on Form S-8, the documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1934, as amended (the “Securities Act”). Such documents are not required to be filed, and are not filed, with the United States Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 1, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 20, 2024, for the quarter ended June 30, 2024, as filed with the SEC on September 10, 2024 and for the quarter ended September 30, 2024, as filed with the SEC on November 20, 2024; and

●	Current Reports on Form 8-K filed on each of February 2, 2024, February 14, 2024, March 22, 2024; March 27, 2024; June 4, 2024; June 6, 2024; June 21, 2024; August 29, 2024; September 12, 2024; September 24, 2024; December 6, 2024, January 2, 2025 and January 6, 2025.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement (except for any portions of the Registrant’s current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit		Incorporated by Reference
Number	Description	Form	Exhibit	Filing Date
5.1*	Opinion of Ellenoff Grossman & Schole LLP
10.1	2024 Incentive Equity Plan	8-K	10.14	September 24, 2024
23.1*	Consent of Marcum LLP, independent registered accounting firm.
23.2*	Consent of PKF O’Connor Davies, LLP, independent registered public accounting firm.
23.3*	Consent of Ellenoff Grossman & Schole LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement).
99.1*	Form of Restricted Stock Unit Agreement
99.2*	Form of Stock Option Agreement
107*	Filing Fee

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 10th day of January, 2025.

Veea Inc.

By:	/s/ Allen Salmasi
Name:	Allen Salmasi
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Allen Salmasi and Janice Smith, each acting alone, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Position	Date

/s/ Allen Salmasi	Chief Executive Officer, Director	January 10, 2025
Allen Salmasi	(Principal Executive Officer)

/s/ Janice K. Smith	Interim Chief Financial Officer	January 10, 2025
Janice K. Smith	(Principal Financial Officer)

/s/ Douglas Maine	Director	January 10, 2025
Douglas Maine

/s/ Helder Antunes	Director	January 10, 2025
Helder Antunes

/s/ Michael Salmasi	Director	January 10, 2025
Michael Salmasi

/s/ Kanishka Roy	Director	January 10, 2025
Kanishka Roy

/s/ Gary Cohen	Director	January 10, 2025
Gary Cohen

/s/ Alan Black	Director	January 10, 2025
Alan Black

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